Exhibit 10.3
NEITHER THIS NOTE NOR THE COMMON STOCK INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR UNLESS SOLD PURSUANT TO AN EXEMPTION THEREFROM.
FORM OF CONVERTIBLE NOTE

$6,000,000	May 6, 2009
     FOR VALUE RECEIVED, the undersigned, Premier Exhibitions, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Florida, hereby promises to pay to Sellers Capital Master Fund, Ltd., an exempted company organized under the laws of the Cayman Islands, or its permitted assigns (the “Holder”), the principal sum of Six Million Dollars ($6,000,000), in accordance with the terms and conditions hereinafter set forth. Capitalized terms appearing herein but not defined herein have the meanings ascribed to such terms in the Note Purchase Agreement (defined below).
     By its acceptance hereof, the Holder covenants and agrees that this Note is subject to the following terms and conditions:
     1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:
     “Annual Meeting” shall mean the Company’s annual meeting of shareholders required to be called and held by it pursuant to the Note Purchase Agreement.
     “Applicable Market” shall mean the NASDAQ Global Market or, if the Company’s Common Stock is not listed for trading on the NASDAQ Global Market at the applicable time, the Over-The-Counter Bulletin Board, if the trading of the Company’s Common Stock is qualified for quotation thereon at the applicable time.
     “Approval” shall mean the approval of the Company’s shareholders (a) by the affirmative vote of the holders of more than 50% of the Company’s outstanding shares of Common Stock present and cast on the applicable proposal at the Annual Meeting or other meeting of the Company’s shareholders, in any such case at which a quorum is present, or such higher percentage as may be required by applicable law or the listing rules of the NASDAQ Global Market as of the date of such meeting, or (b) by the affirmative vote of the holders of more than 50% of the Company’s outstanding shares of Common Stock pursuant to written consents obtained in accordance with applicable law, or such higher percentage as may be required by applicable law or the listing rules of the NASDAQ Global Market as of the date of such consents.

     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close.
     “Company” shall have the meaning set forth in the preamble.
     “Conversion Date” shall have the meaning set forth in Section 5(e).
     “Conversion Price” shall have the meaning set forth in Section 5(d).
     “Event of Default” shall have the meaning set forth in Section 8.
     “Holder” shall have the meaning set forth in the preamble.
     “Interest Payment Date” shall have the meaning set forth in Section 2(b).
     “Interest Rate” shall have the meaning set forth in Section 2(a).
     “Maturity Date” shall have the meaning set forth in Section 3.
     “Note Purchase Agreement” shall mean the Note Purchase Agreement, dated May 6, 2009, by and between the Company and the Holder, pursuant to which the Company has issued this Note to the Holder.
     “Notice of Conversion” shall have the meaning set forth in Section 5(e).
     “Penalty Rate” shall have the meaning set forth in Section 2(a).
     “Person” shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, group, joint-stock company or other entity.
     “Post-Annual Meeting Prepayment Period” shall have the meaning set forth in Section 4(a).
     “Pre-Annual Meeting Prepayment Period” shall have the meaning set forth in Section 4(a).
     “Prepayment Date” shall have the meaning set forth in Section 4(a).
     “Prepayment Notice” shall have the meaning set forth in Section 4(a).
     “Proposals” shall mean the following proposals: (i) the issuance to the Holder of the shares of Common Stock of the Company issuable upon conversion of this Note, pursuant to all applicable rules under the NASDAQ Global Market’s listing rules, and (ii) an amendment to the Company’s certificate of incorporation increasing the number of the Company’s authorized shares of Common Stock to an amount not less than necessary to enable the full issuance of the number of the Company’s shares of Common Stock that may be issuable upon conversion of this Note.
     “Reorganization” shall have the meaning set forth in Section 6(b).
     “Security Interest” shall have the meaning set forth in Section 7.
     “Shareholder Approval” shall mean the Approval by the Company’s shareholders of the Proposals.
     “Subsequent Financing” shall have the meaning set forth in Section 7.
     “Transaction Documents” shall mean this Note, the Note Purchase Agreement and the schedules and exhibits thereto, the Warrant, the Registration Rights Agreement and any certificate or other document delivered by or on behalf of the Company or the Holder in connection with the Closing, and, commencing at the effectiveness of any agreement or other document that is executed by the Company and the Holder in accordance with Section 7 (excluding agreements or documents executed in connection with a Subsequent Financing), shall, for the limited purposes of Sections 8(a), 9, 14 and 15, include any such agreement or other document.
     “Warrant” shall have the meaning set forth in Section 4(b).
     2. Payments of Principal and Interest.
          (a) Interest Rate. Interest shall accrue on the outstanding principal amount of this Note (computed on the basis of a 365-day year and actual days elapsed) at the rate of 6.0% per annum (the “Interest Rate”). If the Shareholder Approval is not obtained at the Annual Meeting and either (i) the Holder shall have voted, or caused to be voted, not less than that number of shares of the Company’s Common Stock over which the Holder had, immediately prior to the execution of the Note Purchase Agreement, direct or indirect voting power, in favor of the Proposals or (ii) the Shareholder Approval would not have been obtained at the Annual Meeting regardless of whether Holder had taken the actions set forth in clause (i) above, the Interest Rate shall be increased to 18.0% (the “Penalty Rate”), retroactive to the date of issuance of this Note, with any interest corresponding to prior periods becoming due and payable on the date that is five (5) Business Days after the date of the Annual Meeting. In the event that the Shareholder Approval is obtained at any time within 180 days after the Annual Meeting, the Penalty Rate shall revert to the Interest Rate beginning on the date immediately following the date that such Shareholder Approval is obtained.
          (b) Payments. Payments of principal of and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to the bank account specified by the Holder or such other place as the Holder shall have designated by written notice to the Company. Interest shall be payable monthly in arrears on the first Business Day immediately following the end of each calendar month after the issuance of this Note (each such date, an “Interest Payment Date”). In the event of a conversion of this Note prior to the Maturity Date (as hereinafter defined) pursuant to the terms set forth below, all accrued and unpaid interest shall be added to the principal amount being converted as of the date of conversion to determine the amount of securities into which this Note shall be converted.
     3. Maturity Date. The full amount of principal then-outstanding and all accrued but unpaid interest hereunder shall be due and payable on May 6, 2012 (the “Maturity Date”). If the Shareholder Approval is not obtained at the Annual Meeting, or within 180 days after the Annual Meeting, and either (i) the Holder shall have voted, or caused to be voted, not less than that number of shares of the Company’s Common Stock over which the Holder had, immediately prior to the execution of the Note Purchase Agreement, direct or indirect voting power, in favor of the Proposals or (ii) the Shareholder Approval would not have been obtained during such period regardless of whether Holder had taken the actions set forth in clause (i) above, then the Maturity Date shall be the 180th day after the date of the Annual Meeting.
     4. Prepayment.
          (a) Prepayment Periods. The Company may only elect to prepay all or any part of the principal amount of this Note then outstanding and any accrued but unpaid interest at any time or from time to time either (i) on or prior to the fifth (5th) Business Day prior to the date of the Annual Meeting (the “Pre-Annual Meeting Prepayment Period”), subject to Section 4(b), or (ii) on or after the first Business Day after the Annual Meeting (the “Post-Annual Meeting Prepayment Period”), subject to Section 5(b). If the Company elects to prepay all or any part of this Note, it shall provide written notice of such election (a “Prepayment Notice”) to the Holder fixing a date for prepayment of such amounts (the “Prepayment Date”), which date shall not be earlier than the fifth (5th) Business Day after the date of the Prepayment Notice (provided that the Company shall have confirmed the Holder’s receipt of the Prepayment Notice on or prior to such date).
          (b) Prepayment Fee. Any prepayment by the Company of all or any portion of this Note within the Pre-Annual Meeting Prepayment Period shall trigger the effectiveness of the warrant, in the form attached hereto as Exhibit A (the “Warrant”), delivered to the Holder as of the date hereof, for the purchase of that number of shares of Common Stock of the Company equal to seven percent (7%) of the total number of shares of Common Stock of the Company into which this Note is, on the Prepayment Date, convertible. The Warrant shall have a per share exercise price equal to the closing bid price of the Company’s Common Stock on the Applicable Market immediately preceding the execution of the Note Purchase Agreement and shall expire five (5) years from the date on which the Warrant is effective.
     5. Conversion.
          (a) Optional Conversions. The Holder may elect to convert all or any portion of the principal amount of this Note then outstanding (plus accrued but unpaid interest thereon) into shares of Common Stock of the Company at any time on or prior to the Maturity Date and on or after the fifth (5th) Business Day after the Annual Meeting, but only if the Shareholder Approval shall have been obtained at the Annual Meeting or thereafter.

          (b) Conversion Upon Prepayment. If the Company elects to prepay all or any part of this Note at any time during the Post-Annual Meeting Prepayment Period and at the time of such election the Shareholder Approval has been obtained, the Holder may convert the principal amount of this Note then outstanding (plus accrued but unpaid interest thereon) at any time before the close of business on the last Business Day prior to the Prepayment Date.
          (c) Mandatory Conversion. At any time after the Annual Meeting and on or prior to the Maturity Date, the Company may elect to cause the Holder to convert the principal amount then outstanding under this Note (plus accrued but unpaid interest thereon) if (i) the Shareholder Approval has been obtained and (ii) the closing per share sale price of the Company’s Common Stock has exceeded $1.00 for a period of five (5) successive trading days, as reported on the Applicable Market.
          (d) Conversion Price. In the event of any conversion under this Section 5, the price at which the principal amount of this Note shall be converted into shares of Common Stock of the Company is $0.75 per share, subject to adjustment as set forth herein (the “Conversion Price”). This Note shall be convertible into the number of fully paid and non-assessable shares of Common Stock equal to the quotient of (x) the principal amount of this Note being converted plus all accrued and unpaid interest with respect to such principal, divided by (y) the Conversion Price. No fractional shares of Common Stock shall be issued upon conversion of the Convertible Note. If the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, either, at its option, pay the Holder cash equal to the product of such fraction multiplied by the closing price of the Company’s Common Stock on the Applicable Market on the Business Day immediately prior to the Conversion Date or round such fraction of a share up to the nearest whole share.
          (e) Conversion Mechanics. In connection with any conversion by the Holder under Section 5(a) or 5(b), the Holder shall (i) complete and sign the notice of conversion in the form attached hereto as Exhibit B setting forth the portion of the outstanding principal amount of this Note being converted (“Notice of Conversion”), (ii) surrender this Note to the Company, and (iii) pay any transfer or similar tax if required. The Company shall, promptly after receipt of the Notice of Conversion and surrender of this Note, issue to the Holder, or its designees, a certificate or certificates evidencing the number of shares of Common Stock of the Company to which it shall be entitled and, in the event that only a portion of this Note is being converted, a new Note in the remaining principal amount. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt of the Notice of Conversion and surrender of this Note to be converted (the “Conversion Date”), and the Person or Persons entitled to receive the shares of Common Stock of the Company issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time and shall, with respect to such shares, have only those rights of a holder of shares of Common Stock of the Company.
     6. Adjustments; Reorganizations.
          (a) Adjustment for Stock Splits and Combinations. If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares, or a dividend in Common Stock or other securities of the Company convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect to the Common Stock of the Company, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall simultaneously with the effectiveness of such combination, be proportionately increased. Any adjustment to the Conversion Price under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination referred to herein becomes effective.
          (b) Reorganizations, Mergers, Consolidations or Reclassifications. In the event of any capital reorganization, any reclassification of the Common Stock of the Company (other than a change in par value), or the consolidation or merger of the Company with or into another Person (each a “Reorganization”), the Holder shall thereafter be entitled to receive, and provision shall be made therefor in any agreement relating to a Reorganization, upon conversion of this Note (or deemed conversion of this Note in the event that the Reorganization is consummated at such time as this Note is not otherwise convertible under the terms hereof), the kind and number of shares of Common Stock or other securities or property (including cash) of the Company, or other corporation resulting from or surviving such Reorganization, to which a holder of the number of shares of the Common Stock of the Company which this Note entitled the holder thereof to convert into immediately prior to such Reorganization would have been entitled to receive with respect to such Reorganization; and in any such case appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Note, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of this Note. In the event of a Reorganization in which the equity securities of the Company into which this Note is then convertible are exchangeable for or convertible into securities of another issuer, the shares of common stock of which are securities registered under or subject to Section 12 or 15(d) of the Securities Exchange Act of 1934, as amended, any agreement relating to such Reorganization shall provide for the assumption of this Note by such issuer, to the extent not previously converted or redeemed, which Note shall thereafter be convertible into the shares of common stock of such issuer on the basis set forth in this Section 6(b). The provisions of this Section 6(b) shall similarly apply to successive Reorganizations.
          (c) Reservation of Stock Issuable Upon Conversion. The Company shall, at all times after the Shareholder Approval has been obtained, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect a full conversion of this Note, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Note, the Company shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
          (d) No Impairment. The Company shall not participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith use its best efforts in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the Holder against dilution or other impairment.
     7. Security Interest. If the Shareholder Approval is not obtained at the Annual Meeting and either (i) the Holder shall have voted, or caused to be voted, not less than that number of shares of the Company’s Common Stock over which the Holder had, immediately prior to the execution of the Note Purchase Agreement, direct or indirect voting power, in favor of the Proposals or (ii) the Shareholder Approval would not have been obtained at the Annual Meeting regardless of whether Holder had taken the actions set forth in clause (i) above:
     The principal amount of this Note then outstanding, all accrued but unpaid interest and all other obligations owing by the Company pursuant to this Note and the other Transaction Documents, shall immediately be secured by a first priority security interest in all assets of the Company and the stock of all of its subsidiaries, in all cases, to the extent permitted by any applicable court order, contract, mortgage, credit agreement or other agreement binding upon or applicable to the Company, its subsidiaries or their respective assets (a “Security Interest”). In the event that the Shareholder Approval is obtained at any time within 180 days after the Annual Meeting, any such Security Interest shall terminate on the date immediately following the date that such Shareholder Approval is obtained, and the Holder shall take all actions necessary to cause the termination of any such Security Interest. The Company and the Holder shall promptly enter into customary collateral agreements, which are consistent with the term sheet attached hereto as Exhibit C and otherwise reasonably acceptable to the Company and the Holder, granting such Security Interest and providing for the perfection thereof, within 45 days after the date hereof; provided, however, that such agreements shall not become effective unless and until the Company fails to obtain the Shareholder Approval at the Annual Meeting. Notwithstanding the foregoing, if the Holder has not purchased $12 million of notes pursuant to the Note Purchase Agreement, the Company will, after execution of inter-creditor agreements described below, be permitted to grant a Security Interest to investors in subsequent financings (each a “Subsequent Financing”) for a principal amount not to exceed, in the aggregate for all such investors, the difference between $12 million and the funds invested by the Holder pursuant to the Note Purchase Agreement. If a Security Interest is granted to the investors in a Subsequent Financing, then the Security Interest granted with respect to this Note shall be pari passu with any such other Security Interest, and the Holder agrees to execute a customary inter-creditor agreement and other documents reasonably required to effect such parity, which in all cases must be on terms reasonably acceptable to the Holder and consistent with the terms of any collateral agreements described above. The Company shall notify the Holder at least five Business Days in advance of any potential Subsequent Financing. The Holder may elect to purchase additional notes (in the form of this Note) in a principal amount equal to such Subsequent Financing and the Company will not consummate such Subsequent Financing. Subject only to the Security Interests described above, the Company will not grant any security interest or otherwise encumber any assets of the Company or its subsidiaries, including the stock of any such subsidiaries, without the Holder’s prior written consent, which consent may not be unreasonably withheld. If this Note is secured by the Security Interest (whether or not on a pari passu basis), the Company may incur additional unsecured debt without any consent of the Holder.
     8. (a) Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:
     (i) Failure to Pay. The Company shall fail to make when due any principal or interest payment or any other payment obligation hereunder and such amount shall remain unpaid for ten (10) Business Days after such date; or
     (ii) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian for itself or all or substantially all of its property, (B) be unable, or admit in writing its inability, to pay its debts generally as they mature, (C) make a general assignment for the benefit of its creditors, (D) be dissolved or liquidated, (E) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or (F) take any action for the purpose of effecting any of the foregoing; or
     (iii) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian for the Company or all or substantially all of its property, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be commenced and an order for relief entered or such proceeding shall not have been dismissed or discharged within thirty (30) days of commencement; or
     (iv) Security Documents. Any material provision of any agreement or document that is executed in accordance with Section 7 shall for any reason cease to be valid and binding on or enforceable against the Company, or the Company shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or such agreement or document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the collateral (as defined in such agreement or document) purported to be covered thereby or such security interest shall for any reason (other than pursuant to the terms thereof or the failure of the Holder to take any action within its control) cease to be a perfected security interest; or
     (v) Breach of Transaction Documents. The Company breaches in any material respect any material representation, warranty, covenant or other term or condition of the Note Purchase Agreement, this Note or any other Transaction Document, except, in the case of a breach which is curable, only if such breach continues for a period of at least thirty (30) consecutive calendar days after notice thereof.

          (b) Rights of the Holder upon an Event of Default. Upon the occurrence or existence of an Event of Default set forth in Section 8(a), unless such Event of Default is waived by the Holder, immediately and without notice (except such notice as set forth in Section 8(a)(v)), all outstanding obligations owing from the Company hereunder, including, without limitation, all principal and accrued interest hereunder, shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by this Note or otherwise permitted to it under applicable law, either by suit in equity or by action at law, or both.
     9. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Note Purchase Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue damages for any failure by the Company to comply with the terms of this Note. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
     10. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
     11. Waivers; Amendments; Assignments. None of the provisions of this Note may be waived, amended, supplemented or otherwise modified without the written consent of the Company and the Holder. An assignment of this Note by the Holder may be effectuated only upon surrender of the original Note to the Company followed by either reissuance of this Note to the new Holder or the issuance of a new instrument to such new Holder by the Company. The Company shall not be obligated to recognize any Person other than the registered Holder as having an interest in this Note, despite any notice to the contrary, unless the provisions of this Section 11 have been complied with.
     12. Fees and Expenses. Except as otherwise expressly provided herein or in any other Transaction Document, the Company and the Holder shall bear their own fees and expenses (including without limitation reasonable attorneys’, consultants’ and accountants’ fees and expenses) incurred in connection with this Note. Notwithstanding the foregoing, in the event that (a) the Company elects to prepay all or any portion of this Note within the Pre-Annual Meeting Prepayment Period or (b) the Shareholder Approval is not obtained at the Annual Meeting, the Company shall reimburse the Holder for all reasonable and documented out of pocket expenses incurred by the Holder related to the transactions contemplated by the Note Purchase Agreement and this Note. In addition, if the Holder brings an action to enforce any part of this Note or to declare a breach of this Note and in either case is substantially the prevailing party, then the Holder shall be entitled to recover from the Company, in addition to any amounts awarded, its reasonable attorneys’ fees and other reasonable costs actually incurred in connection with any such action.
     13. Notices. All notices, demands and other communications provided for or permitted hereunder shall be provided, and shall be deemed to have been duly given, as provided for in Section 8.02 of the Note Purchase Agreement.
     14. Governing Law; Submission to Jurisdiction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, notwithstanding any conflict of law provision to the contrary. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER PERTAINING TO THIS NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS, PROVIDED, THAT THE HOLDER AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, AND, PROVIDED, FURTHER, NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS HEREUNDER, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 8.02 OF THE NOTE PURCHASE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.
     15. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST

COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE HOLDER AND THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS NOTE OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.
[Signatures follow on the next page]

     IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer as of the date set forth above.
PREMIER EXHIBITIONS, INC.

By:
Name:

Title:

12